Life Clips, Inc. and Batterfly Energy, ltd. (Mobeego®) have Signed and Entered into a Definitive Agreement for the Acquisition of Batterfly Energy, ltd. (Mobeego®)

Life Clips, Inc. June 10, 2016 10:35 AM GlobeNewswire

CHARLOTTE, N.C., June 10, 2016 (GLOBE NEWSWIRE) — Life Clips, Inc. (LCLP), an innovative brand of products revolutionizing the way people capture, manage, enjoy, and charge the devices that share life’s moments, is pleased to announce that they have entered into and signed a definitive agreement for the acquisition of Batterfly Energy, ltd. (Mobeego®). The signed definitive agreement is for the complete acquisition of Batterfly Energy, ltd., which will include 100% of their assets including but not limited to Mobeego®. Following this press release, Life Clips will be releasing an 8-K, as this agreement is a “material definitive contract”, the closing of which is subject only to the fulfillment of standard and customary closing conditions.

“This is a giant leap forward for Life Clips and its Shareholders. I want to thank everyone at Batterfly and our entire legal team for their dedication. This acquisition will give Life Clips instant distribution, branding, revenue and the opportunity to be first to market within the United States with a truly innovative product that fills the void in the mobile disposable charging & accessory industry,” said Bob Gruder, CEO of Life Clips, Inc. (LCLP)

The Mobeego® brand launched in November 2015. Mobeego® is available within 14 different countries and has sold north of 450,000 units. Mobeego®’s anticipated revenue before the end of Q3 of this year is $1,000,000. The Mobeego product is an affordable one time use disposable battery that plugs directly into one’s mobile device, iPad, or action camera. The products can be seen at the Mobeego site: www.mobeego.com.

“It’s an amazing sense of accomplishment when a product you created receives the opportunity to go to the next level of success; that’s what this acquisition represents for us. We are extremely excited about the future. Life Clips and its team will be bringing Mobeego® into the United States as well as increasing distribution world-wide, which we know will be beyond anyone’s expectations for the brand,” said the Batterfly Energy, ltd. Founders.

“Now the fun begins! We believe that this acquisition and our other product development efforts will propel Life Clips forward as a video, content, and accessories brand name,” said Bob Gruder, CEO of Life Clips, Inc.

About Life Clips, Inc:

Life Clips is a developer and manufacturer of action cameras aimed at families, action sports enthusiasts, and those on vacation. Life Clips also offers innovative accessories like one time use batteries Mobeego® for mobile devices. Our future cameras will allow for live streaming and filming an event from more than one perspective. High quality videos and stills can be taken from unique positions.

Safe Harbor Statement: In addition to statements of current and historical fact, this Press Release contains forward-looking statements. The words “forecast,” “will,” “intend,” “anticipate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Press Release, we caution you that these statements are based on a combination of facts and factors currently known by Life Clips and its projections of the future, about which it cannot be certain. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Life Clips’ annual report on Form 10-Q and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as matters discussed in Life Clips’ financial statements and related notes and other filings with the SEC, which may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, Life Clips assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Contact Info

Life Clips, Inc.

Robert Gruder

Chief Executive Officer

info@lifeclips.com

Investor Relations

Atlanta Capital Partners, LLC

David Kugelman

(404) 856-9157

(866) 692-6847 Toll Free - U.S. and Canada